Exhibit 23.4

Appalachian Basin CPAs, Inc. Business Advisors • Certified Public Accountants	213 Market Avenue North Suite 240 Canton, Ohio 44702 330.437.1182 Fax 330.437.1530 www.abbacpas.com

LETTER OF CONSENT

May 10,2010

Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056

We have reviewed and consent to the incorporation by reference on the Form 8-3, dated May 7,2010, with respect to the audited consolidated financial statements of Triad Energy Corporation for the years ended December 31, 2009 and 2008.

Yours truly,

/s/ David T. Beule CPA, CVA

David T. Beule CPA, CVA
Appalachian Basin CPAs, Inc.